Exhibit 24

			Power of Attorney

Know all by
these presents, that the undersigned hereby constitutes and appoints each of Steven M. Rapp and David Yawman, signing singly, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned's capacity as a Executive
Officer of The Pepsi Bottling Group, Inc.
(PBG) all necessary and/or
required applications, reports,
registrations, information, documents
and instruments filed or
required to be filed by PBG with the Securities and Exchange Commission
(SEC), any stock exchanges or any governmental official or agency, including without limitation:

1)execute and
file Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

2)do and perform any
and all acts for and on behalf of the
undersigned which may be necessary
or desirable to complete
and execute any such Form 3, 4 or 5 and timely file such form;

3)execute and file Form 144 in accordance with Rule
144 of the
Securities Act of 1933 and the rules thereunder;

4)do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 and timely file such form;and

5)take any other action of any type
whatsoever in connection
with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to
each such attorney-in-fact full
power and authority to do and perform
any and every act and thing
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other.
The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PBG assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange
Act of 1934.

IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.


By:  /s/ Gary Wandschneider
Gary
Wandschneider
Executive Vice President, Worldwide Operations


Date: September 5, 2005